UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2026

HealthStream, Inc.
(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 11th Avenue North, Suite 850, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.00)	HSTM	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item         8.01          Other Events.

HealthStream, Inc. (the “Company”) recently detected that the Company had experienced a cybersecurity incident in which an unauthorized third party gained access to a limited portion of files on the Company’s corporate file server as described below. Following such detection, the Company initiated response protocols, launched an investigation, which remains ongoing, engaged the services of cybersecurity and forensics specialists and advisors, and notified certain law enforcement authorities.

Based on the Company’s investigation to date, we do not believe that any customer-facing systems were accessed or compromised. In addition, the Company has not identified evidence to date that protected health information, as defined by the Health Insurance Portability and Accountability Act (“HIPAA”) was accessed or exfiltrated. Moreover, the Company has not identified any evidence indicating that any files were encrypted by the unauthorized third party. We have not experienced any interruption in our product or service delivery to customers or to our business operations.

Based on the Company’s investigation to date, the Company believes that certain information of the Company’s employees, as well as billing related information of certain customers and vendors, and corporate and legal information of the Company, was accessed and/or exfiltrated from the Company’s corporate file servers as the result of the incident. In addition, for approximately 75 of our credentialing customers, the Company had copied certain customer data to the Company’s corporate file servers for purposes of data conversion, analytics, and troubleshooting for these customers. The Company has notified such customers regarding this incident.

We have incurred, and expect to continue to incur, certain expenses related to this incident, including, among others, expenses to respond to, remediate and investigate this incident. To the extent required by contract or law, the Company will ensure that any additional notification is provided to individuals or other entities affected by this incident.

While the Company’s investigation is ongoing, based on information currently known, the Company does not expect that this incident will have a material adverse impact on the Company’s business, operations or financial results.

Cautionary Note regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws that may relate to, among other things, statements regarding our current beliefs, understanding and expectations regarding this cybersecurity incident and its anticipated impact on our business, operations and financial results. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future events, results or performance and are subject to a variety of risks and uncertainties, many of which are beyond our control. Future events and actual results and performance could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. Factors that could cause actual events, results or performance to differ from forward-looking statements include legal, reputational, and financial risks resulting from this cybersecurity incident, our ongoing investigation of this cybersecurity incident, including the Company’s potential discovery of additional information related to the incident in connection with this investigation or otherwise, the potential impact of this incident on customer and vendor relationships and our business, the extent of available insurance coverage, the extent of expenses that are incurred by the Company in connection with this incident, and the risks set forth in Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC from time to time. These forward-looking statements speak only as of the date on which they are made. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2026	HealthStream, Inc.

	By:	/s/ Scott A. Roberts
Scott A. Roberts Chief Financial Officer